Exhibit 10.5

Amendment to 2000 Incentive Compensation Plan

Section 4.2 of the 2000 Incentive Compensation Plan was amended effective January 1, 2008 by replacing Section 4.2 of such Plan in its entirety with the following new Section 4.2:

"4.2                      Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail."